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                                                                   Exhibit 5 (c)



                        INVESTMENT SUB-ADVISORY AGREEMENT




                                     Between




                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY




                                       And




                    HARBOURVIEW ASSET MANAGEMENT CORPORATION




             (With respect to MassMutual International Equity Fund)
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                       INVESTMENT SUB-ADVISORY AGREEMENT
                       ---------------------------------


         This INVESTMENT SUB-ADVISORY AGREEMENT (the "Sub-Advisory Agreement"), is by and between HarbourView Asset Management Corporation ("HarborView" the "Sub-Adviser"), and Massachusetts Mutual Life Insurance Company ("MassMutual") effective this 30th day of September, 1994.

         WHEREAS, MassMutual International Equity Fund (the "Fund") is a series of MassMutual Institutional Funds (the "Trust"), a Massachusetts business trust which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "Act"), and the Trust has appointed MassMutual as the investment adviser for the Fund, pursuant to the terms of an Investment Management Agreement (the "Advisory Agreement");

         WHEREAS, the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement;

         WHEREAS, MassMutual and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and

         WHEREAS, MassMutual desires to appoint the Sub-Adviser as its sub-adviser for the Fund and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MassMutual and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   General Provision.
     -----------------

         MassMutual hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Fund to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Trust's Board of Trustees, directly or through MassMutual, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to:

               (a) the provisions of the Act and any rules or regulations thereunder;

               (b)     any other applicable provisions of state or federal law;

               (c) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust as amended from time to time (collectively referred to as the "Trust Documents");

               (d) policies and determinations of the Board of Trustees of the Trust and MassMutual;
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               (e)     the fundamental and non-fundamental policies and
                       investment restrictions of the Fund as reflected in the Trust's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and

               (f) the Prospectus and Statement of Additional Information of the Fund in effect from time to time.

         The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust and MassMutual with respect to any matter dealing with the business and affairs of the Fund, such as the valuation of portfolio securities of the Fund, including but not limited to securities that are either not registered for public sale or securities not traded on any securities market.

2. Duties of the Sub-Adviser.
   --------------------------

         (a) The Sub-Adviser shall, subject to the direction and control by the Trust's Board of Trustees or MassMutual, to the extent MassMutual's direction is not inconsistent with that of the Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund, directly or through MassMutual, with respect to the Fund's investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; (iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund; and (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting.

         (b) Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Sub-Advisory Agreement and subject to the provisions of Section 5 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

         (c) Provided that nothing herein shall be deemed to protect the Sub-Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Sub-Advisory Agreement relates.

         (d) Nothing in this Sub-Advisory Agreement shall prevent MassMutual, Sub-Adviser, their affiliates, or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm or corporation and shall not in any way limit or restrict MassMutual or the Sub-Adviser or any of their respective directors, officers, members, stockholders or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair

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                  the performance by any party of its duties and obligations under this Sub-Advisory Agreement.

         (e) The Sub-Adviser shall cooperate with MassMutual by providing MassMutual with any information in the Sub-Adviser's possession reasonably necessary for supervising the activities of all administrative and clerical personnel as shall be reasonably required to provide corporate administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required. The Sub-Adviser shall, at its own expense, provide such officers for the Trust as its Board may request.

3. Duties of MassMutual
   --------------------

         MassMutual shall provide the Sub-Adviser with the following information about the Fund:

         (a)      cash flow estimates on request;

         (b) notice of the Fund's "investable funds" by 9:00 a.m. each business day;

         (c) as they are modified, from time to time, current versions of the documents and policies referred to in Subsections (c),
                  (d), (e) and (f) of Section 1 hereof, above.

4. Compensation of the Sub-Adviser.
   --------------------------------

         MassMutual agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee at the annual rate .50% of the average daily net asset value of the Fund, determined at the close of the New York Stock Exchange on each day that the Exchange is open for trading and paid on the last day of each week.

5. Portfolio Transactions and Brokerage.
   -------------------------------------

         (a) The Sub-Adviser is authorized, in arranging the Fund's portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers including "affiliated" broker-dealers (as that term is defined in the Act)(hereinafter "broker'dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 5, the benefit of such investment information or research as may be of significant assistance to the performance by Sub-Adviser of its investment management functions.

         (b) The Sub-Adviser shall select broker dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transactions will be judged by Sub-Adviser on the basis of all relevant factors and considerations, including, insofar as

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                  feasible, the execution capabilities required by the
                  transaction(s); the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency and confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

         (c) The Sub-Adviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in (S)28(e)(3) of the Securities and Exchange Act of 1934) for the Fund and/or any other accounts for which Sub-Adviser and its affiliates exercise "investment discretion" (as that term is defined in (S)3(a)(35) of the Securities and Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for the effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of Sub-Adviser and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, Sub-Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, Sub-Adviser shall be prepared to show all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

         (d) Sub-Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transaction or to select any broker-dealer on the basis of its purported or "posted" commission rate but will to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expenses incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of its Board of Trustees and the provisions of this Paragraph 5.

         (e) The Fund recognizes that an affiliated broker-dealer (i) may act as its regular broker as long as it is lawful for it to so act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other renumerations received or to be received by it are determined in accordance with the procedures contemplated by a ny rule, regulation or order adopted under the Act for determining the permissible level of such commissions.

         (f) Subject to the foregoing provisions of this Paragraph 5, Sub-Adviser may also

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                  consider sales of Fund shares and shares of other investment companies managed by Sub-Adviser or its affiliates as a factor in the selection of broker-dealers for the Fund's portfolio transactions.

6. Duration.
   ---------

         Unless terminated earlier pursuant to Section 7 hereof, this Sub-Advisory Agreement shall remain in effect until June 30, 1995. Thereafter it shall continue in effect from year to year, so long as such continuance shall be approved at least annually by the Trust's Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund.

7. Termination.
   ------------

         This Sub-Advisory Agreement shall terminate automatically upon its assignment or in the event upon the termination of the Advisory Agreement; it may also be terminated: (i) for cause or with the consent of the parties and the Trust by MassMutual or the Sub-Adviser at any time without penalty upon sixty days' written notice to the other party and the Trust; or (ii) by the Trust at any time without penalty upon sixty days' written notice to MassMutual and the Sub-Adviser provided that such termination by the Trust shall be directed or approved by a vote of a majority of all of the Trustees of the Trust then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund (as defined in the Act).

8. Disclaimer of Shareholder Liability.
   ------------------------------------

         MassMutual and the Sub-Adviser understand that the obligations of the Trust under this Sub-Advisory Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property. MassMutual and the Sub-Adviser represent that each has notice of the provisions of the Trust Documents disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

9. Notice.
   -------

         Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

                  if to MassMutual:

                       Massachusetts Mutual Life Insurance Company
                       1295 State Street
                       Springfield, MA  01111
                       Attention: Edwin P. McCausland, Jr
                                    Vice President and Managing Director

                  If to the Sub-Adviser:

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                       HarbourView Asset Management Corporation
                       Two World Trade Center
                       New York, New York 10048-0203
                       Attention: Andrew Donohue
                                    Executive Vice President and General Counsel


                  If to either party, copies to:

                       MassMutual Institutional Funds
                       1295 State Street
                       Springfield, MA 01111
                       Attention: Peter A. Feige

                       Investors Bank & Trust
                       89 South Street
                       Boston, MA  02205-1537
                       Attention:  Debra Brown

         IN WITNESS WHEREOF, MassMutual and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed on the day and year first above written.

                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY


                                By:  /s/ Edwin P. McCausland, Jr.
                                    --------------------------------------
                                       Edwin P. McCausland, Jr.
                                     Vice President and Managing Director



                                HARBOURVIEW ASSET MANAGEMENT
                                CORPORATION


                                By: /s/ Andrew J. Donohue
                                    --------------------------------------
                                       Andrew J. Donohue
                                       Executive Vice President


         Accepted and Acknowledged:
         --------------------------

         MASSMUTUAL INSTITUTIONAL FUNDS on behalf of MASSMUTUAL INTERNATIONAL EQUITY FUND

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         By:  /s/ Stuart H. Reese
            ----------------------------------
                  Stuart H. Reese
                  President

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